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                                                                    Exhibit 99.2

            INSTRUCTIONS AS TO USE OF CHART HOUSE ENTERPRISES, INC.

                           SUBSCRIPTION CERTIFICATES


            CONSULT THE SUBSCRIPTION AGENT, YOUR BANK OR YOUR BROKER

                              AS TO ANY QUESTIONS

     The following instructions relate to a rights offering (the "Rights Offering") by Chart House Enterprises, Inc., a Delaware corporation ("Chart House"), to the holders of its common stock, $0.01 par value per share (the "Common Stock"), as described in Chart House's prospectus dated_______, 2001 (the "Prospectus"). Holders of record (the "Record Date Holders") of shares of Common Stock at the close of business on_______, 2001 (the "Record Date"), are receiving one transferable subscription right (individually, a "Right" and collectively, the "Rights") for each_______shares of Common Stock held on the Record Date. Each Right entitles the holder thereof (the "Rights Holder") to subscribe for and purchase from Chart House one share of Series A Preferred Stock, $1.00 par value per share, of Chart House (the "Series A Preferred Shares") (the "Basic Subscription Privilege") at the subscription price of $ (the "Subscription Price"). No fractional Rights or cash in lieu thereof will be distributed or paid by Chart House. An aggregate of up to_______Series A Preferred Shares will be distributed in connection with the Rights Offering.

     In addition, subject to the proration and possible reduction described below, each Right also entitles any Record Date Holder exercising the Basic Subscription Privilege in full to subscribe at the Subscription Price for additional Series A Preferred Shares that have not been purchased through the exercise of Rights (the "Oversubscription Privilege"). The Oversubscription Privilege is transferable. If the Record Date Holder elects to exercise the Oversubscription Privilege, such Holder must do so concurrently with the exercise of the Basic Subscription Privilege. If the Series A Preferred Shares that are not subscribed for through the exercise of the Basic Subscription Privilege (the "Excess Shares") are not sufficient to satisfy all subscriptions pursuant to the Oversubscription Privilege, the Excess Shares will be allocated pro rata (subject to elimination of fractional shares) among the Record Date Holders who exercise the Oversubscription Privilege in proportion to the number of shares they have subscribed for pursuant to the Basic Subscription Privilege; provided, however, that if such pro rata allocation results in any Record Date Holder being allocated a greater number of Excess Shares than such Holder subscribed for pursuant to the exercise of such Holder's Oversubscription Privilege, then such Holder will be allocated only such number of Excess Shares as such Holder subscribed for and the remaining Excess Shares will be allocated among all other Rights Holders exercising their Oversubscription Privileges. See "The Rights Offering" in the Prospectus.

     The Rights will expire at 5:00 p.m., New York Time, on_______, 2001, unless extended by Chart House (as it may be extended, the "Expiration Time"). The number of Rights to which you are entitled is printed on the face of your subscription certificate (the "Subscription Certificate"). You should indicate your wishes with regard to the exercise of your Rights by completing the appropriate section on the back of your Subscription Certificate and returning the Subscription Certificate to the Subscription Agent in the envelope provided.
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     YOUR SUBSCRIPTION CERTIFICATE MUST BE RECEIVED BY THE SUBSCRIPTION AGENT,
OR GUARANTEED DELIVERY REQUIREMENTS WITH RESPECT TO YOUR SUBSCRIPTION CERTIFICATES MUST BE COMPLIED WITH, AND PAYMENT OF THE SUBSCRIPTION PRICE INCLUDING FINAL CLEARANCE OF ANY CHECKS, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, ON OR PRIOR TO THE EXPIRATION TIME. YOU MAY NOT REVOKE ANY EXERCISE OF A RIGHT.

1.   SUBSCRIPTION PRIVILEGES; EXERCISE.

     To exercise Rights, complete the reverse side of your Subscription Certificate and send your properly completed and executed Subscription Certificate, together with payment in full of the Subscription Price for all Series A Preferred Shares subscribed for pursuant to the Subscription Privileges, to the Subscription Agent. FACSIMILE DELIVERY OF THE SUBSCRIPTION CERTIFICATE WILL NOT CONSTITUTE VALID DELIVERY. Payment of the Subscription Price must be made in U.S. dollars for the full number of Series A Preferred Shares being subscribed for by check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order, payable to EquiServe Trust Company, N.A., as Subscription Agent.

Acceptance of Payments.

     Payment of the Subscription Price will be deemed to have been received by the Subscription Agent only upon the (a) clearance of any uncertified check or
(b) receipt by the Subscription Agent of any certified check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order. IF PAYING BY UNCERTIFIED PERSONAL CHECK, PLEASE NOTE THAT THE FUNDS PAID THEREBY MAY TAKE AT LEAST FIVE (5) BUSINESS DAYS TO CLEAR. ACCORDINGLY, RIGHTS HOLDERS WHO WISH TO PAY THE SUBSCRIPTION PRICE BY MEANS OF AN UNCERTIFIED PERSONAL CHECK ARE URGED TO MAKE PAYMENTS SUFFICIENTLY IN ADVANCE OF THE EXPIRATION TIME TO ENSURE THAT SUCH PAYMENT IS RECEIVED AND CLEARED BY SUCH TIME AND ARE URGED, IN THE ALTERNATIVE, TO CONSIDER PAYMENT BY MEANS OF A CERTIFIED OR CASHIER'S CHECK OR MONEY ORDER.

Exercise through Bank or Broker; Procedures for Guaranteed Delivery.

     You may make arrangements for the delivery of funds on your behalf and request a bank or broker to exercise the Rights represented by the Subscription Certificate on your behalf.

     Alternatively, you may cause a written guarantee substantially in the form attached to these instructions (the "Notice of Guaranteed Delivery") from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, to be received by the Subscription Agent at or prior to the Expiration Time, guaranteeing delivery of your properly completed and executed Subscription Certificate within three New York Stock Exchange trading days after the Expiration time, together with

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payment in full of the applicable Subscription Price. If this procedure is followed, your Subscription Certificates must be received by the Subscription Agent within three (3) New York Stock Exchange trading days after the Expiration Time. Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the Subscription Agent at the address, or by calling the telephone number, indicated below.

     Bankers, brokers and other nominee holders of Rights who exercise the Basic Subscription Privilege and the Oversubscription Privilege on behalf of beneficial owners of Rights will be required to certify to the Subscription Agent and Chart House, as to: (1) the names of the beneficial owners on whose behalf they are acting; (2) the nominee holder's authority to so act; (3) the aggregate number of Rights being exercised on behalf of each beneficial owner; and (4) the aggregate number of Series A Preferred Shares that are being subscribed for pursuant to the Subscription Privileges of each beneficial owner of Rights on whose behalf such nominee holder is acting. If more Series A Preferred Shares are subscribed for pursuant to the Oversubscription Privilege than are available for sale, Series A Preferred Shares will be allocated, as described above, among persons exercising the Oversubscription Privilege in proportion to such persons' exercise of Rights pursuant to the Basic Subscription Privilege.

Contacting the Subscription Agent.

     The address, telephone and facsimile numbers of the Subscription Agent are as follows:

         EquiServe Trust Company, N.A.
         P.O. Box 43025
         Providence, RI 02940-3025
         Attn: Corporate Actions

         Telephone: (781) 575-3120
         Facsimile: (781) 575-4826

         To Confirm Facsimile:  (781) 575-4816

Partial Exercises; Effect of Overpayment and Underpayment.

     If you exercise less than all of the Rights evidenced by your Subscription Certificate, by so indicating on line "D" of your Subscription Certificate the Subscription Agent will issue to you a new Subscription Certificate evidencing the unexercised Rights. If you choose to have a new Subscription Certificate sent to you, however, you may not receive any such new Subscription Certificate in sufficient time to permit you to exercise the Rights evidenced thereby.

     If you have not specified the number of Series A Preferred Shares being subscribed for pursuant to the Basic Subscription Privilege, you will be deemed to have exercised such Basic Subscription Privilege with respect to the maximum whole number of Series A Preferred Shares that may be acquired for the Subscription Price payment delivered after allowances for the Subscription Price of any specified Series A Preferred Shares. If you do not specify the number of Series A Preferred Shares being subscribed for, or you do not forward full payment of the Subscription Price for the number of Rights you indicate are being exercised or if the payment

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you deliver exceeds the required Subscription Price, the payment delivered will be applied, until depleted, to subscribe for Series A Preferred Shares in the following order: (1) to subscribe for the number of Series A Preferred Shares indicated, if any, pursuant to the Basic Subscription Privilege; (2) to subscribe for Series A Preferred Shares until the Basic Subscription Privilege has been fully exercised with respect to all of the Rights represented by your Subscription Certificate; and (3) to subscribe for additional Series A Preferred Shares pursuant to the Oversubscription Privilege (subject to any applicable proration).

2.   DELIVERY OF STOCK CERTIFICATES, ETC.

     The following deliveries and payments will be made to the address shown on the face of your Subscription Certificate:

     (A) BASIC SUBSCRIPTION PRIVILEGE. As soon as practical after the Expiration Time, the Subscription Agent will mail to each Record Date Holder who validly exercises the Basic Subscription Privilege certificates representing Series A Preferred Shares purchased pursuant to the Basic Subscription Privilege.

     (B) OVERSUBSCRIPTION PRIVILEGE. As soon as practical after the Expiration Time, the Subscription Agent will mail to each Record Date Holder who validly exercises the Oversubscription Privilege a certificate representing the number of Series A Preferred Shares allocated to such Holder pursuant to the Oversubscription Privilege.

     (C) CASH PAYMENTS. As soon as practical after the Expiration Time, the Subscription Agent will mail to each Record Date Holder who exercises the Oversubscription Privilege, without interest, any excess funds received in payment of the Subscription Price for Series A Preferred Shares that are subscribed for by such Holder but not allocated to such Holder pursuant to the Oversubscription Privilege.

3.   EXECUTION.

     (A) EXECUTION BY REGISTERED HOLDER. The signature on the Subscription Certificate must correspond with the name of the registered Record Date Holder exactly as it appears on the face of the Subscription Certificate without any alteration or change whatsoever. Persons who sign the Subscription Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must certify to the Subscription Agent and Chart House as to their authority to so act.

     (B) EXECUTION BY PERSON OTHER THAN REGISTERED HOLDER. If the Subscription Certificate is executed by a person other than the Record Date Holder named on the face of the Subscription Certificate, proper evidence of authority of the person executing the Subscription Certificate must accompany the same unless, for good cause, the Subscription Agent dispenses with proof of authority.

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4.   METHOD OF DELIVERY.

     The method of delivery of Subscription Certificates and payment of the Subscription Price to the Subscription Agent will be at the election and risk of the Record Date Holder, but, if sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and the clearance of any checks sent in payment of the Subscription Price prior to the Expiration Time.

5.   SIGNATURE GUARANTEE

     Signatures on the subscription certificate must be guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 of the Exchange Act, subject to the standards and procedures adopted by the subscription agent. Eligible Guarantor Institutions include banks, brokers, dealers, credit unions, national securities exchanges and savings associations.

     Signatures on the subscription certificate do not need to be guaranteed if:

     (1) the subscription certificate provides that the Series A preferred shares to be purchased are to be delivered directly to the record owner of such rights; or

     (2) the subscription certificate is submitted for the account of a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

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